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Exhibit 1

1 October 2003

Manager Companies
Company Announcements Office
Australian Stock Exchange Ltd
Level 4, Stock Exchange Centre
20 Bridge Street
Sydney NSW 2000

Dear Sir,

Further to our advice of 8 September 2003, we confirm that with effect from today, John Ingram has become a director of Rinker Group Limited ("Rinker") and John Ballard retires as a director of Rinker.

Yours sincerely,

Peter Abraham Company Secretary

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  Exhibit 1